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                                                                 EXHIBIT 10.40.5

                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This Fourth Amendment ("Amendment") to Loan and Security Agreement, dated as of April 20, 1999, among L.A. T SPORTSWEAR, INC. ("Borrower"), MELLON BANK, N.A., as Agent ("Agent") and MELLON BANK, N.A. ("Mellon") and the financial institutions now or hereafter a party to the Loan Agreement (as defined below) and listed on Schedule "A" attached thereto and made a part thereof (as such Schedule may be amended, modified or replaced from time to time), in their capacity as lenders (Mellon and the other financial institutions are individually referred to as "Lender" and collectively as "Lenders").


                                   BACKGROUND

         A. On or about April 29, 1996, the parties hereto entered into a Loan and Security Agreement (as amended, supplemented, or modified from time to time "Loan Agreement") and related agreements, instruments and documents, pursuant to which Lenders established a Revolving Credit for the benefit of Borrower. All capitalized terms used but not defined herein shall have the meaning given to such term in the Loan Agreement.

         B. Borrower and Lenders desire to modify certain terms and conditions of the Loan Documents as more fully set forth herein.


                              TERMS AND CONDITIONS

         NOW, THEREFORE, with the foregoing background hereinafter incorporated by reference as if set forth more fully below, the parties hereto, intending to be legally bound hereby, promise and agree as follows:

         1. Section 1 of the Loan Agreement is hereby amended by deleting the definition of Applicable Base Rate Margin in its entirety and replacing it with the following:

                  Applicable Base Rate Margin - The applicable margin based upon the ratio of Borrower's EBITDA to Interest Expense as of the last day of the fiscal year then ended for which financial statements have been delivered pursuant to Section 6.10(a)(i), as set forth below:



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
Ratio of EBITDA to Interest Expense                         Margin
-----------------------------------                         ------

Less than 1.75:1                                             1.00%
Equal to or greater than 1.75:1 but less than 2.00:1         0.75%
Equal to or greater than 2.00:1 but less than 2.50:1         0.50%
Equal to or greater than 2.50:1 but less than 3.00:1         0.25%
Equal to or greater than 3.00:1                                 0%

         The above pricing index shall be measured annually and shall be effective upon receipt of the Fiscal Year End audited financial statements referenced above. The Applicable Base Rate Margin shall be one percent (1.00%) per annum if: (i) Borrower fails to maintain a minimum excess availability of $1,000,000 for the ninety (90) day period immediately prior to the delivery of Borrower's Fiscal Year End audited financial statements, or (ii) an Event of Default has occurred, including, without limitation, Borrower's failure to deliver financial statements within the time period required by Section 6.10(a)(i).

         2. Section 1 of the Loan Agreement is hereby amended by deleting the definition of Applicable LIBOR Rate Margin in its entirety and replacing it with the following:

                  Applicable LIBOR Rate Margin - The applicable margin based upon the ratio of Borrower's EBITDA to Interest Expense as of the last day of the fiscal year then ended for which financial statements have been delivered pursuant to Section 6.10(a)(i), as set forth below:

Ratio of EBITDA to Interest Expense                         Margin
-----------------------------------                         ------

Equal to or greater than 1.75:1 but less than 2.00:1         3.00%
Equal to or greater than 2.00:1 but less than 2.50:1         2.75%
Equal to or greater than 2.50:1 but less than 3.00:1         2.50%
Equal to or greater than 3.00:1 but less than 4.00:1         2.25%
Equal to or greater than 4.00:1                 2.00%

         The above pricing index shall be measured annually and shall be effective upon receipt of the Fiscal Year End audited financial statements referenced above. The Applicable LIBOR Rate Margin shall be three percent (3.00%) per annum if: (i) Borrower fails to maintain a minimum excess availability of $1,000,000 for the ninety (90) day period immediately prior to the delivery of Borrower's Fiscal Year End audited financial statements, or (ii) an Event of Default has occurred, including, without limitation, Borrower's failure to deliver financial statements within the time period required by Section 6.10(a)(i).




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         3.       Section 1 of the Loan Agreement is hereby amended by deleting the definition of Revolving Credit Limit in its entirety and replacing it with the following:

                  Revolving Credit Limit - $16,000,000.

         4. Section 1 of the Loan Agreement is hereby amended by deleting the definition of Revolving Credit Maturity Date in its entirety and replacing it with the following:

                  Revolving Credit Maturity Date - April 30, 2002.

         5. Section 2.4 of the Loan Agreement is hereby amended by deleting Subsection (b)(i) and replacing it with the following:

                  (i) Provided that: (A) Borrower has and maintains an EBITDA to Interest Expense equal to or greater than 1.75:1, and (B) subject to the provisions of Section 2.5(b) below, Borrower shall have the option to have the unpaid principal balance of Loans under the Revolving Credit bear interest at the LIBOR Based Rate ("LIBOR Rate Option"), provided that LIBOR Rate Loans shall be in $1,000,000 increments and in a minimum amount of Two Million Dollars ($2,000,000).

         6. Section 2.6 of the Loan Agreement is hereby amended by deleting Subsection (d) in its entirety and replacing it with the following:

                  (d) Termination Fee: In the event there occurs any termination of the Revolving Credit for any reason whatsoever prior to the Revolving Credit Maturity Date, Borrower, if initiating such termination, may only effect such termination on at least ninety (90) days prior written notice to Agent and in all events Borrower shall pay to Agent for the benefit of Lenders in accordance with their Revolving Credit Pro Rata Percentage, a prepayment premium (the "Termination Fee") in an amount equal to three percent (3%) of the Revolving Credit Limit if such termination occurs prior to or on April 30, 1999, two percent (2%) of the Revolving Credit Limit if the termination occurs thereafter but prior to or on April 30, 2000, and one percent (1%) of the Revolving Credit Limit if such termination occurs thereafter but prior to or on April 30, 2001, and one-half of one percent (0.50%) of the Revolving Credit Limit if such termination occurs at any time thereafter but prior to the Revolving Credit Maturity Date, as well as make full payment of all outstanding Obligations, in which case any and all commitments of Lenders and Agent hereunder shall cease as of such date of termination.

         7. Section 2.6 of the Loan Agreement is hereby amended by deleting Subsection (e) in its entirety and replacing it with the following:


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                  (e) Collateral Management Fee: So long as the Revolving Credit is outstanding and has not been terminated pursuant to the terms hereof, Borrower shall unconditionally pay to Agent, for its sole benefit, a non-refundable audit and collateral management fee ("Collateral Management Fee") in an amount per month payable in advance, based upon the ratio of Borrower's EBITDA to Interest Expense as of the last day of the fiscal year then ended for which financial statements have been delivered pursuant to Section 6.10(a)(i), as set forth below:

        Ratio of EBITDA to Interest Expense                         Fee
        -----------------------------------                         ---
        Less than 1.75:1                                          $6,000
        Equal to or greater than 1.75:1 but less than 2.00:1      $5,000
        Equal to or greater than 2.00:1 but less than 2.50:1      $4,000
        Equal to or greater than 2.50:1 but less than 3.00:1      $4,000
        Equal to or greater than 3.00:1 but less than 4.00:1      $3,000
        Equal to or greater than 4.00:1                           $3,000

         The above index shall be measured annually and shall be effective as of the first day of the first full month after receipt of the Borrower's Fiscal Year End audited financial statements for the fiscal year just ended. The Collateral Management Fee shall be $6,000 per month if: (i) Borrower fails to maintain a minimum excess availability of $1,000,000 for the ninety (90) day period immediately prior to the delivery of Borrower's Fiscal Year End audited financial statements, or (ii) an Event of Default has occurred, including, without limitation, Borrower's failure to deliver financial statements within the time period required by Section 6.10(a)(i).

         8. Section 6.9 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  6.9 Financial Covenants: Borrower shall maintain and comply with the following financial covenants (calculated on the basis of GAAP):

                  (a) Working Capital: Borrower shall have and maintain Working Capital, measured quarterly at the end of each Fiscal Quarter, of not less than: $7,000,000 as of Fiscal Quarter end December, 1998; $7,000,000 as of Fiscal Quarter end March, 1999; $7,000,000 as of Fiscal Quarter end June, 1999; $7,000,000 as of Fiscal Quarter end September, 1999; $7,500,000 as of Fiscal Quarter end December, 1999 and for each Fiscal Quarter end through Fiscal Quarter end September, 2000; $8,000,000 as of Fiscal Quarter end December, 2000 and for each Fiscal Quarter end through Fiscal Quarter end September, 2001; $8,500,000 as of Fiscal Quarter end December, 2001 and for each Fiscal Quarter end thereafter.



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                  (b)      Tangible Net Worth: Borrower shall have and maintain
         a Tangible Net Worth, on a consolidated basis, measured monthly at each Fiscal Month End, of not less than:

                   $10,000,000             as of December, 1998 through May, 1999,

                   $11,000,000             as of June, 1999 through November, 1999,

                   $11,400,000             as of December, 1999 through November,
                                           2000,

                   $11,800,000             as of December, 2000 through November,
                                           2001,

                   $12,200,000             as of each Fiscal Month End thereafter.

                  (c) Net Income: Borrower shall have and maintain a Net Income, on a consolidated basis, measured annually, of not less than:
         $0 as of the close of Fiscal Year End 1998; $400,000 as of the close of Fiscal Year End 1999 and for each Fiscal Year End thereafter.

                  (d) Current Ratio: Borrower shall have and maintain a Current Ratio, on a consolidated basis, measured monthly at each Fiscal Month End, of not less than: 1.20:1 as of December, 1998 through November, 2000; 1.25:1 as of December, 2000 through November, 2001; and 1.30:1 as of each Fiscal Month End thereafter.

                  (e) Debt to Tangible Net Worth: Borrower shall have and maintain a Debt to Tangible Net Worth Ratio, on a consolidated basis, measured quarterly at the end of each Fiscal Quarter, not to exceed:
         2.50:1 as of Fiscal Quarter end December, 1998 and for each Fiscal Quarter end thereafter.

                  (f) Capital Expenditure: Borrower shall not expend for Capital Expenditures in excess of: $750,000 during the fiscal year ending December, 1998; $1,250,000 during fiscal year ending December, 1999; and $1,000,000 during each fiscal year thereafter, determined on a noncumulative basis.

                  (g) Inventory Turnover. Borrower shall have and maintain an Inventory Turnover Period not to exceed 120 days during fiscal year ending December, 1998, and each fiscal year thereafter.

         9. Amendment Fee: Contemporaneously with the execution of this Amendment, Borrower shall pay to Lender an amendment fee ("Amendment Fee") in the amount of $10,000, which such Amendment Fee is fully earned and nonrefundable as of such date.

         10. Conditions to Closing: Agent's and Lenders' obligation to enter into this Amendment are subject to the following conditions having been satisfied in full to Agent's and Lenders' satisfaction:

                  (a)      Execution and delivery of this Amendment to Agent;

                  (b)      Payment of Amendment Fee by Borrower to Lender;

                  (c) Delivery of a certification by the Chief Executive Officer of Borrower that there has not occurred any material adverse change, since February 28, 1999, in the operations and condition (financial or otherwise) of Borrower;

                  (d) Delivery of such other documentation or documents as Agent may reasonable require;

                  (e) No Event of Default shall have occurred under the Loan Agreement and be continuing and no event shall have occurred which with the passage of time, the giving of notice or both would constitute an Event of Default under the Loan Agreement; and

                  (f) Payment or reimbursement to Agent for all legal expenses incurred by Agent or Lenders to analyze, prepare and negotiate and conclude this Amendment and all related agreements and transactions described herein.

         11. CONFIRMATION OF INDEBTEDNESS: Borrower hereby acknowledges and confirms that as of the close of business on April 16, 1999, it is indebted to Lenders under the Loan Documents, in the aggregate principal amount of twelve million, five hundred eighty nine thousand, ninety six and 98/100 Dollars ($12,589,096.98), comprised of $12,339,096.98 outstanding with respect to the Revolving Credit Loans and $250,000 representing the face value of issued and outstanding Letters of Credit issued for the benefit of Borrower, plus all fees, costs and expenses (including attorneys' fees) incurred to date in connection with the Loan Documents, without defense, setoff, claim or counterclaim, of any nature.

         12. CONFIRMATION OF SECURITY INTEREST: Borrower hereby confirms that all Collateral, liens, and security interests at any time granted by Borrower to Agent for the benefit of Lenders, shall continue unimpaired and in full force and effect and shall continue to cover and secure the Obligations of Borrower to Lenders to the full extent set forth in the Loan Agreement, as amended hereby. All Collateral remains free and clear of any Liens other than Permitted Liens or Liens in favor of Agent for the benefit of Lenders. Nothing herein contained is intended to in any way impair or limit the validity, priority and extent of Agent's existing security interest in and Liens upon the Collateral.



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         13.      REPRESENTATION AND WARRANTIES: Borrower represents and
warrants to Lender that:

                  (a) All warranties and representations made to Agent and/or Lenders under the Loan Agreement are true and correct as of the date hereof, except those warranties and representations made in Section 5.2 of the Loan Agreement relating to those locations which have been closed;

                  (b) The execution and delivery by Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate or partnership action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the Property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or undertaking or result in the imposition of any lien, charge or incumbrance of any nature on any Property of Borrower;

                  (c) This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, legal, binding and enforceable in accordance with the respect of terms; and

                  (d) No Event of Default has occurred under the Loan Agreement and that no event has occurred which with the passage of time, the giving of notice or both would constitute an Event of Default under the Loan Agreement.

         14. INCORPORATION: The parties acknowledge and agree that this Amendment is incorporated into and made a part of the Loan Agreement, the terms and provisions of which, unless expressly modified herein, are hereby ratified and confirmed and continue unchanged and in full force and effect. Any future reference to the Loan Agreement shall mean the Loan Agreement as amended hereby. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Loan Agreement, the terms and provisions hereof shall control. All other terms and provisions of the Loan Agreement unless expressly modified herein shall remain in full force and effect.

         15. NO MODIFICATION: No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

         16. WAIVER: Nothing herein shall be construed to constitute a waiver of any breach of any representation, warranty or covenant made or agreed to by Borrower under the Loan Documents as amended hereby, and all of Agent's and Lenders' claims and rights resulting from any such breach or misrepresentation by Borrower, are expressly reserved by Agent and Lenders.



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         17.      GOVERNING LAW: This terms and provisions of this Amendment shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         18. COUNTERPARTS: This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.


                                       MELLON BANK, N.A., as Agent and Lender


                                       By:  /s/ Roger Attix
                                            ---------------------------------
                                            Roger Attix
                                            Vice President


                                       L.A. T SPORTSWEAR, INC.


                                       By:  /s/ Isador Mitzner
                                            ---------------------------------
                                       Name:Isador Mitzner
                                       Title:   C.E.O.


                                       Attest: /s/ John Hankinson
                                            ---------------------------------
                                       Name:John Hankinson
                                       Title:   C.F.O.